UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 30, 2006
(Date of earliest event reported)

H.B. FULLER COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard
P.O. Box 64683
St. Paul, MN 55164-0683
(Address of principal executive offices, including zip code)

(651) 236-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2006, H.B. Fuller Company (the “Company”) adopted the Fourth Declaration of Amendment to the Company’s Supplemental Executive Retirement Plan (the “SERP”), pursuant to which the SERP was amended by (1) reducing the additional service that will be credited in the event of a qualifying termination following a change in control from 5 years to zero to 5 years depending on the participant’s pay grade and reporting status, (2) deleting the minimum benefit originally provided under the SERP in the event of a qualifying termination following a change in control, (3) changing the definition of “CIC Participant” and (4) changing the definition of “Good Reason.” The foregoing summary of the terms of the Fourth Declaration of Amendment to the SERP is qualified in its entirety by reference to the full text of the Fourth Declaration of Amendment to the SERP, which is filed as Exhibit 10.3 to this Current Report on Form 8-K. The Second Declaration of Amendment to the SERP and the Third Declaration of Amendment to the SERP are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Second Declaration of Amendment to the H.B. Fuller Company Supplemental Executive Retirement Plan, 1998 Revision, dated July 20, 1999.

10.2	Third Declaration of Amendment to the H.B. Fuller Company Supplemental Executive Retirement Plan, 1998 Revision, dated November 4, 2002.

10.3	Fourth Declaration of Amendment to the H.B. Fuller Company Supplemental Executive Retirement Plan, 1998 Revision, dated November 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan General Counsel and Corporate Secretary

Date: December 11, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Declaration of Amendment to the H.B. Fuller Company Supplemental Executive Retirement Plan, 1998 Revision, dated July 20, 1999.
10.2	Third Declaration of Amendment to the H.B. Fuller Company Supplemental Executive Retirement Plan, 1998 Revision, dated November 4, 2002.
10.3	Fourth Declaration of Amendment to the H.B. Fuller Company Supplemental Executive Retirement Plan, 1998 Revision, dated November 30, 2006.